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                                                                    EXHIBIT 23.1


                                   CONSENT OF
                        FARBER HASS HURLEY & MCEWEN, LLP
                          (FORMERLY FARBER & HASS, LLP)
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Advanced Photonix, Inc.
2925 Boardwalk
Ann Arbor, MI 48104


We hereby consent to the incorporation by reference in the Company's Registration Statement, filed on Form S-3 with the Securities and Exchange Commission on or about April 4, 2006, of our audit report dated May 27, 2005, relating to the consolidated financial statements of Advanced Photonix, Inc. as of March 27, 2005 and March 28, 2004.

/s/ Farber Hass Hurly & McEwen, LLP
Camarillo, California
April 4, 2006